EXHIBIT 21.1

Significant Subsidiaries of Hollinger International Inc.

A. UNITED STATES

HTNM LLC
Hollinger International Publishing Inc.
HGP Partnership
Alliance News, Inc.
American Publishing Company
Fox Valley Publications, Inc.
The Post-Tribune Company
Oklahoma Airplane LLC
3016296 Nova Scotia Company
Hollinger (Challenger) Holdings Co. (Nova Scotia)
HTH BenHoldco Inc.
HTH Holdings Inc.
Reach Chicago, Inc.
The Sun-Times Company
Chicago Group Acquisition, Inc.
Chicago Sun-Times, Inc.
Digital Chicago Inc.
LHAT Inc.
Telegraph Australian Holdings Limited
Midwest Suburban Publishing Inc.
Pioneer Newspapers Inc.

B. UNITED KINGDOM

Hollinger UK Holdings Limited (England)
DT Holdings Limited (England)
First DT Holdings Limited (England)
Second DT Holdings Limited
HTNM Ventures Limited (England)
Telegraph Group Limited (England)
The Spectator (1828) Limited (England)
Deedtask Limited (England)
Creditscheme Limited (England)
Hollinger Telegraph New Media Holdings Limited (England)
Hollinger Telegraph New Media Limited (England)

C. CANADA

HIF Corp. [Nova Scotia]
Hollinger International (Canada) Holdings Co. [Nova Scotia]
HC Holdings Company [Nova Scotia]
Hollinger Canadian Publishing Holdings Co. [Nova Scotia]
     (formerly Hollinger Canadian Publishing Holdings Inc. and XSTM Holdings (2000) Inc.)
Hollinger Canadian Newspapers G.P. Inc.
Hollinger Canadian Newspapers, Limited Partnership
Hollinger Digital Inc. (Delaware)
NP Holdings Company [Nova Scotia]
Hollinger Canadian Operating Company [Nova Scotia]
150275 Canada Inc.
923896 Ontario Inc.
KCN Capital News Company (B.C.)
     (formerly Kelowna Capital News Company)
XSTM Holdings Corp.
     (formerly, Southam Holdings Corporation)
XSTM BusComm USA Inc.
     (formerly, Southam Business Communications USA Inc.)
Ecolog Environmental Risk Information Services Ltd.
Great West Newspaper Group Ltd.
XSTM Graphics Inc.
     (formerly Southam Graphics Inc.)
HTPC Corporation (Maryland)
Fundata Canada Inc.

D. ISRAEL

Jerusalem Post Employees Holding (1983) Ltd.
The Palestine Post Limited
Jerusalem Post Publications Limited